UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 28, 2010

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On June 28, 2010, the Compensation Committee of the Board of Directors of WebMD Health Corp. granted to certain members of WebMD management:
•	non-qualified options to purchase a total of 960,000 shares of WebMD Common Stock at an exercise price of $46.81 (the closing price of WebMD Common Stock on June 28, 2010, the date of grant); and

•	a total of 232,000 shares of restricted WebMD Common Stock.
The grants were made under WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (the “2005 Plan”). Both the option grants and the restricted stock grants are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant. The options are scheduled to expire on the tenth anniversary of the date of grant.
     Included in the grants made on June 28, 2010 were the following grants to WebMD’s Named Executive Officers (as such term is used in WebMD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended (the “2009 Form 10-K”):

		Number of Shares
Named		Underlying	Number of Shares of
Executive Officer	Title	Option Grant	Restricted Stock
Wayne T. Gattinella	Chief Executive Officer	120,000	30,000
Anthony Vuolo	Chief Operating Officer and Chief Financial Officer	100,000	20,000
Nan-Kirsten Forte	Executive Vice President — Consumer Services	75,000	10,000
Martin J. Wygod	Chairman of the Board	75,000	75,000
Steven Zatz, M.D.	Executive Vice President — Professional Services	75,000	10,000
In addition, Kevin M. Cameron, a member of WebMD management who is also a member of its Board of Directors was granted non-qualified options to purchase 65,000 shares of WebMD Common Stock and 10,000 shares of restricted WebMD Common Stock.
     The following terms apply to the grants made to Messrs. Gattinella and Vuolo on June 28, 2010:
•	at any time after the first anniversary of the occurrence of a change of control of WebMD, he may resign, in which case (a) the options granted to him will continue to vest and remain outstanding through the date on which the second vesting after the change of control occurs and such options will expire, if they have not been exercised, 90 days after such second vesting date and (b) the next two vestings of the restricted stock after the change of control will accelerate to the date of termination; and

•	if his employment is terminated by WebMD without cause or by him for good reason following a change of control, the options and restricted stock granted to him will be treated in the same manner as described above.
     The following terms apply, pursuant to the existing employment agreement between WebMD and Mr. Wygod, to the grants made to Mr. Wygod on June 28, 2010:
•	if his employment is terminated by WebMD without cause, by Mr. Wygod for good reason or as a result of death or disability, the vesting of the options and restricted stock would accelerate and his options would remain outstanding for three years (but in no event longer than the expiration of the original term); and

•	upon a change in control of WebMD, the vesting of the options and restricted stock would accelerate and, if his employment terminates for any reason (other than cause) thereafter, the options will remain outstanding through the expiration of their term.
     The following terms apply to the grants made to Mr. Cameron on June 28, 2010:
•	if his employment is terminated by WebMD without cause, by Mr. Cameron for good reason or as a result of death or disability, (a) the options would remain outstanding and continue to vest until the next vesting date following termination and (b) the next vesting of the restricted stock would accelerate to the date of termination; and

•	if, following a change of control, his employment is terminated by WebMD without cause or by Mr. Cameron for good reason, the options would remain outstanding and continue to vest for the remainder of their term and (b) the restricted stock would become fully vested on the date of termination.
     To the extent required by Item 5.02 of Form 8-K, the following are incorporated by reference into this Current Report pursuant to General Instruction B.3 of Form 8-K:
•	the descriptions of the employment agreements between the Named Executive Officers and WebMD contained in Item 11 of the 2009 Form 10-K, under the heading “Executive Compensation — Employment Agreements with Named Executive Officers”;

•	the description of the employment agreement between Mr. Cameron and WebMD contained in Item 11 of the 2009 Form 10-K under the heading “Director Compensation — Kevin M. Cameron”; and

•	the description of the 2005 Plan contained in the Joint Proxy Statement/Prospectus filed by WebMD with the Commission pursuant to Rule 424(b)(3) on September 15, 2009 (Registration No. 333-160530) under the heading “WebMD Proposal 3 — Amendment to the Amended and Restated 2005 Long-Term Incentive Plan — Summary of the WebMD 2005 Plan.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: July 2, 2010	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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